Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-66000, 333-41458, 333-78417, 333-30375 and 333-29899) of ADTRAN, Inc. of our report dated June 26, 2003 relating to the financial statements of ADTRAN, Inc. 401(k) Retirement Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Birmingham, Alabama

June 26, 2003